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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of KeyCorp for the registration of 4,000,000 shares of its common stock of our report dated January 13, 1998, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP



Cleveland, Ohio
September 24, 1998